UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 5, 2005

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

0-508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events
Item 8.01 Other Events
Signatures

Section 8—Other Events

Item 8.01 Other Events

     As previously disclosed in our Form 8-K filed on December 29, 2004, on December 23, 2004, the U.S. District Court of the Southern District of New York (the “District Court”) handed down a decision in response to a motion filed by Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC”) seeking clarification on several points relating to the District Court’s decision of October 10, 2004. The District Court’s October 10th decision vacated the judgment (the “Judgment”) entered by the Bankruptcy Court for the Southern District of New York against NPC and SPPC in favor of Enron Power Marketing, Inc. (“Enron”) for damages based on Enron’s claim for breach of its power supply agreements with NPC and SPPC and remanded the matter to the Bankruptcy Court for fact-finding on several issues.

     While the District Court’s December 23rd decision clarified several issues with respect to its October 10th decision relating to NPC’s and SPPC’s counterclaims against Enron, the appropriate pre-judgment interest rate and the jurisdiction of the Bankruptcy Court, the District Court’s December 23rd decision in no way affected its October 10th order vacating the Judgment against NPC and SPPC, which still stands. A trial date has been set for April 18, 2005 in the Bankruptcy Court to review the issues remanded by the District Court with respect to Enron’s claims against NPC and SPPC, including: whether Enron’s demand for collateral at the time of termination of its power supply contracts with NPC and SPPC was reasonable; whether the assurances offered by NPC and SPPC were “reasonably satisfactory”; and whether Enron would have been able to perform under the power supply contracts at the time the contracts were terminated.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: January 5, 2005	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller

Nevada Power Company (Registrant)

Date: January 5, 2005	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller

Sierra Pacific Power Company (Registrant)

Date: January 5, 2005	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller